Exhibit 99(a)
Examples of Wholesale Energy, Fuel and Emission Allowance Price Fluctuations
2005 through 2009

Wholesale Energy:
PJM West Hub* Power Price - $/MWh
Year	High	Month	Low		Month
2005	$315.65	July	$0.00	**	Jan., April, May, June, July, Sept.
2006	$769.90	August	$0.00	**	April, May, June, July, Aug., Nov., Dec.
2007	$571.60	August	$0.00	**	May, June, July, Sept.
2008	$475.58	June	$0.00	**	May, July, Aug., Sept.
2009	$246.61	February	$0.00	**	March, May, June, July, Aug., Sept.
*      A common trading hub for PJM.
**      Occurs during times of low demand for electricity when generation levels of generating units are reduced to their normal minimums.

Mid-C* Power Price - $/MWh
Year	High	Month	Low		Month
2005	$139.76	December	$7.68		May
2006	$189.87	July	$(2.00)	**	May
2007	$197.79	July	$0.86		March
2008	$101.29	April	$(7.50)	**	June
2009	$111.53	December	$0.28		June
*      A common trading hub for Northwestern U.S.
**      Occurs when generation levels from hydroelectric units exceed demand due to excess water runoff.

Fuel:
NYMEX Coal (1% sulfur content, 12,000 Btu) Price - $/ton
Year	High	Month	Low	Month
2005	$62.75	September	$51.10	June
2006	$57.75	February	$37.50	November
2007	$56.80	November	$38.75	January
2008	$143.25	July	$56.17	January
2009	$68.25	January	$42.25	April

NYMEX Natural Gas Price - $/million Btu
Year	High	Month	Low	Month
2005	$15.38	December	$5.83	January
2006	$10.63	January	$4.20	September
2007	$9.90	May	$5.20	September
2008	$13.69	August	$5.28	December
2009	$6.24	February	$2.41	October

Residual Oil (1% sulfur content) Price @ NY Harbor - $/barrel
Year	High	Month	Low	Month
2005	$54.38	October	$26.88	January
2006	$54.25	April	$35.00	October
2007	$72.52	December	$37.23	January
2008	$119.70	July	$28.40	December
2009	$44.95	December	$33.70	March

Sulfur Dioxide Emission Allowances:
SO2 Emission Allowance Price - $/allowance
Year	High	Month	Low	Month
2005	$1,610	December	$640	January
2006	$1,598	January	$445	November
2007	$715	June	$405	January
2008	$535	January	$88	July
2009	$215	January	$56	April